EXHIBIT 10.3

ACQUISITION AGREEMENT

Between

THUNDER MOUNTAIN GOLD, INC. an Idaho corporation,

and DEWEY MINING CO., INC., an Idaho corporation

collectively as Seller

and

THE TRUST FOR PUBLIC LAND,

a California nonprofit public benefit corporation

as Purchaser

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT is made effective September  1, 2005, between and among THUNDER MOUNTAIN GOLD, INC., an Idaho corporation and DEWEY MINING CO., INC., an Idaho corporation (collectively "Seller" or “TMG”), and THE TRUST FOR PUBLIC LAND, a California nonprofit public benefit corporation ("Purchaser" or "Buyer"). The Seller and Purchaser are collectively referred to as the "Parties".

W I T N E S S E T H

A.

Seller is the owner of certain real property and unpatented mining claims  in Valley County, Idaho described in that certain Appraisal Report of Thunder Mountain Gold Property, dated May 22, 2004, as prepared by Howell Valuation Service, which report is incorporated herein by reference. Said real property legally described in Exhibit A attached hereto and incorporated herein, by this reference, together with any and all improvements, fixtures, timber, water and minerals located thereon and any and all rights appurtenant thereto including but not limited to timber rights, water rights, grazing rights, access rights and mineral rights, shall be referred to in this Agreement as the "Subject Property".

B.

It is the mutual intention of Seller and Buyer that the Subject Property be preserved and used eventually for public, open space and recreational purposes; and the phasing of the purchase as set forth in this Agreement is intended to facilitate Congressional appropriations for the acquisition of the aggregate Subject Property.  However this intention shall not be construed as a covenant or condition to this Agreement.  Buyer makes no representation that any efforts it may undertake to secure the eventual government acquisition of the Subject Property will be successful.

C.

Seller acknowledges that Buyer is entering into this Agreement in its own right and that Buyer is not an agent of any governmental agency or entity.

D.

Seller acknowledges that upon acquisition of the Subject Property, Buyer shall be free to use and dispose of the Subject Property in any manner Buyer deems appropriate and that Buyer may sell the Subject Property for any price Buyer deems appropriate to any subsequent buyer provided that the proceeds of any such sale be devoted to Buyer's charitable purposes.

E.

Buyer is a conservation organization having among its purposes the acquisition on behalf of the public of open space, scenic and recreational lands.  Buyer is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986 (as amended from time to time, the "Code") and is included in the "Cumulative List of Organizations" described in Section 170(c) of the Internal Revenue Code published by the Internal Revenue Service.  Buyer is not a private foundation within the meaning of Section 509(a) of the Code.

F.

Seller desires to sell and the Purchaser desires to purchase and otherwise acquire the rights to the Subject Property as well as equipment and other assets of Seller as hereinafter collectively described and referred to as "The Assets";

WHEREAS, the parties hereto intend to affect such acquisition upon the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and in reliance upon the representations and warranties herein contained, the parties agree as follows:

I.

Purchase and Sale of Assets

1.1

Sale of The Assets.  Based upon the representations of the parties hereinafter contained, and subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign, and deliver to Buyer at the Closing The Assets and Buyer agrees to purchase from Seller all of its interest in the following:

(a)

The entire right, title and interest to the Subject Property, described on Exhibit "A" attached hereto and herein incorporated.

(b)

All right, title, and interest in and to any  machinery, equipment, and fixtures, associated with those properties owned by Dewey Mining Company  listed on Exhibit "B" attached hereto and herein incorporated, relating to said Subject Property and records, documents and papers used by Seller in operating the Subject Property, including property records, production records (the "business records");.

1.2

Assignment Instruments.  The subject assets enumerated in subparagraphs (a) and (b) of Paragraph 1.1 above, shall be conveyed, assigned and transferred by the execution and delivery of a Bill of Sale, as evidenced by attached Exhibit "C", Mineral Deed, as evidenced by attached Exhibit "D", Quit Claim Deed, as evidenced by the attached Exhibit “E”, together with any consents, assignments or waivers necessary or desirable effectively to convey, assign and transfer the subject assets to the Purchaser. Seller shall take all necessary steps to put Purchaser in actual possession and operating control of the respective subject assets as of the date of possession as specified in Paragraph IX. Seller shall provide title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for the Assets.

1.3

Further Assurances.  Seller, from time to time, without additional consideration, shall execute and deliver further instruments of conveyance and transfer (in addition to the documents of transfer) and any and all other necessary documents and instruments, and shall take any and all such necessary actions to convey, transfer and vest in Purchaser the entire right, title and interest in and to each of the respective subject assets, including such appropriate documents as requested by Purchaser to be filed with the U.S. Bureau of Land Management office and similar State agencies.

II.

Purchase Price and Payment

2.1

Purchase Price of Assets.  The purchase price of the assets sold by Sellers to Purchaser shall be  a minimum of  five million, five hundred thousand dollars ($5,500,000). The purchase price does include any income, sales or use taxes.

2.1.1

Payment. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, and agreements of  Seller, contained herein, Purchaser  will deliver  to the Escrow Agent at the Closing, as hereinafter defined, as payment of the purchase price, (i) a cashiers check or wired funds, for at least the sum of five million, five hundred thousand dollars ($5,500,000) in immediately available funds; and (ii) Purchaser assumes and takes the Subject Property subject to certain contingent liabilities.

2.1.2

”Escrow Agent".  AmeriTitle, Cascade, Idaho (telephone (208)382-4206), is hereby designated as the Escrow Agent who shall receive all documents and make all distribution as required by this Agreement. Purchaser shall pay to the Escrow Agent on the date of closing a minimum sum of five million, five hundred thousand dollars ($5,500,000) by cashier’s check or wired fund (which funds shall be immediately available) on the total purchase price, on or about the date of closing.  Escrow Agent shall retain and pay debts of Seller pursuant to compliance with Idaho Bulk Sales law, relating to bulk transfer compliance.  The balance or remaining amount due Seller from Purchaser shall be paid by Escrow Agent to Seller. Seller shall deposit with the Escrow Agent all assignments, transfer and other documents necessary to provide title for: the Subject Property and the Assets.   Escrow Agent is authorized and directed upon full and complete performance of this contract by Seller and Purchaser, at the time and in the manner as herein prescribed, to deliver to said Purchaser all papers then held under escrow. If however, the contract shall be forfeited or declared null and void by reason of the default or breach of any of the covenants herein contained, or by reason of the Seller’s failure to perform the agreements, covenants, and conditions herein designated, the Escrow Agent is hereby directed and authorized, upon demand of the Purchaser to deliver to Purchaser all funds and any interest earned thereon held in escrow upon proof submitted by Purchaser of Seller’s failure to comply with any of the terms and conditions of this Agreement. Said proof shall be evidenced by leaving with the escrow holder a copy of the notice as hereinafter provided for, and proof of mailing thereof, either by affidavit of mailing or by certified mail return receipt, or by affidavit of personal service of said notice upon the Purchaser. Seller and the Purchaser will be furnished statements of account and statements of settlement from the Escrow Agent annually; provided, however, that such statements shall supplement and not duplicate the preceding ones.  The accounting records of the Escrow Agent shall at all reasonable times be open to inspection of the Seller and the Purchaser.

2.1.3

Reclamation Costs. Purchaser shall be responsible for, all reclamation and demolition costs or obligations to the satisfaction of the U.S. Forest Service or other government agency (whether state or federal) in connection or associated with the Subject Property.

2.1.3

Assumption of Liabilities. Purchaser shall assume and agree to pay, perform  or otherwise satisfy in accordance with U.S. Forest Service terms, and to indemnify and hold Seller, and its officers, directors, and shareholders, harmless from and against, any obligation or past, present or any potential future liability that  Seller has or may have incurred on or before the Closing Date, , including  Seller's obligations to be performed or satisfied on or after the Closing Date under any lease agreements, agreements, contracts, arrangements and licenses assigned to Purchaser pursuant to Section 1.1 hereof  (the “Business Liabilities”).

2.2

Ad Valorem Taxes and Assessments.  Ad valorem taxes on the Assets, including personal property taxes, and assessments due and payable on or with respect to the Assets, shall be prorated as of close of business on the Closing Date. Purchaser will pay to the State of Idaho, Department of Revenue, any Idaho State and County sales, use, property, excise and other taxes of any other jurisdiction arising by reason of the sale of the Assets.

2.3

Closing Deliveries by Seller and Purchaser.  At the Closing, Seller and Purchaser shall deliver or cause to be delivered to AmeriTitle, Cascade, Idaho, telephone (208) 382-4206, or such other third party as Buyer and Seller shall jointly appoint to serve as the escrow holder (the “Escrow Holder”) such additional documents, including escrow instructions, as may be reasonable and necessary to carry out the provisions of this Agreement, including the following:.

2.3.1

A Bill of Sale in substantially the form attached to this Agreement as Schedule 2.3, executed by Seller, conveying the Assets subject to any liens, encumbrances or defects;

2.3.2

All documents required to be delivered at Closing by Seller, pursuant to Section 1.1.

2.3.3

A Mineral Deed and Quit Claim Deed in substantially the form attached to this Agreement as  Exhibit “D” and “E”,  conveying the Subject Property;

2.4

Closing Deliveries by Purchaser.  At the Closing, Purchaser shall deliver or cause to be delivered to the Escrow Agent:

2.4.1

The payments described in Section 2.1.1;

2.4.2

All documents required to be delivered at Closing by Purchaser pursuant to Article VII;

2.5

Further Documents or Necessary Action.  Seller, Seller's Shareholders, and Purchaser, respectively, shall take all action that may be necessary or appropriate to effectuate the transactions contemplated by this Agreement.  On or after the Closing Date, if any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full title to the Assets and/or the Subject Property, Seller and Seller's Shareholders shall take all such necessary or appropriate action.

III.

Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows:

3.1

Authority.  Seller has full power and authority to enter into this Agreement and to carry out the terms and provisions hereof.

3.2

Title.  As of the date of closing, Seller has good and marketable title to all the subject assets sold hereunder, free and clear of all liens, encumbrances, charges or claims affecting the same of any nature whatsoever, except as follows:

3.2.1

 With the exception of the Snake River Adjudication, a general water rights adjudication which is currently pending in the District Court of the Fifth Judicial District of the State of Idaho and in the Idaho Supreme Court, there is no suit, action, arbitration, legal, administrative or other proceeding or inquiry pending or threatened against the Subject Property, or any portion thereof, or pending or threatened against Seller which could affect Seller's title to the Subject Property, or any portion thereof, affect the value of the Subject Property, or any portion thereof, or subject an owner of the Subject Property, or any portion thereof, to liability.

3.3

Previous Agreements.  The execution, delivery or performance of this Agreement shall not conflict with or result in the breach of any material term, condition, provision of or constitute a default under any material agreement, contract instrument or lease to which Seller is a party or by which Seller is bound.

3.4

Material Facts.  That no representation or warranty contained herein or in any writing, Exhibit, financial statement or other instrument furnished to or to be furnished to Purchaser in connection with this Agreement or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of any material fact, or omits or shall omit to state a material fact necessary to make any statements contained herein not misleading. All such representations shall be true at closing and shall survive said closing.

3.5

 Authority for Transaction  Seller is a Corporation duly organized, and validly existing and in good standing under the Laws of the State of Idaho with full corporate power and authority to own or hold under lease its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement by Seller and the due consummation by Seller of the transaction contemplated hereby has been duly authorized by all necessary corporate action on the part of Seller and Seller and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

3.6

Compliance with Shareholders Rights. Seller has complied or will comply with all Shareholder-dissent appraisal right statutes in entering into this transaction and shall have obtained , within 90 days of the Closing Date all necessary shareholder authorizations and approvals required for the execution, delivery and consummation of the transactions provided for in this Agreement.

3.7.

Governmental Approval. Seller has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Seller to conduct its business as presently conducted.  All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement and all such permits, licenses, order or approvals, to the extent transferable, are transferable to Seller.  No approval or authorization of or filing with any governmental authority on the part of Seller is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

IV.

Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller as follows:

4.1

Organization and Qualification. The Trust for Public Land is a corporation duly organized, validly existing and in good standing under the laws of the State of California, as well as a corporation classified under Section 501(c)(3) of the Internal Revenue Code of 1986 (as amended from time to time, the "Code") and is included in the "Cumulative List of Organizations" described in Section 170(c) of the Internal Revenue Code published by the Internal Revenue Service.  Buyer is not a private foundation within the meaning of Section 509(a) of the Code; and has all necessary corporate power, authority and authorizations to enter into this Agreement.

4.2

Authority and Consent. The execution, delivery and performance of this Agreement by Purchaser, the payment by Purchaser of  at least the $5,500,000 into the above referenced escrow account pending the Closing Date and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action of the board of directors of  Purchaser and no other actions are necessary to authorize the execution, delivery or performance of this Agreement and the transactions contemplated hereby.

4.3

Binding Obligation. This Agreement has been duly executed and delivered by Purchaser and upon the satisfaction by Seller of its obligations hereunder and under the transactions contemplated hereby, constitutes the valid and binding obligation of  Purchaser, enforceable in accordance with its terms.

4.4.

Expenses Incurred After Closing.  From the date of and after the closing, Purchaser shall be fully responsible for the payment and permanent handling of utilities, salaries and all other items of expense thereafter incurred as to the Assets.

4.5

Material Facts.  No representation or warranty contained herein or in any writing exhibit, financial statement or other instrument furnished to or to be furnished to Seller in connection with this Agreement or in connection with the transactions contemplated hereby contained or shall contain any untrue statement of any material fact, or omits or shall omit to state immaterial facts necessary to make any statement contained herein not misleading.  All the representations and warranties contained herein are true and shall be true at the closing, and each and all of the same shall survive said closing.

4.6.

Inspection of  Subject Property.  Buyer, by and through its employees and agents , has entered upon the Subject Property for the purpose of making inspections and investigations as Buyer deemed appropriate, including, without limitation, has made an environmental assessment of the soils, waters and improvements on the Subject Property. Buyer has reviewed (i) that certain Appraisal Report of Thunder Mountain Gold Property, dated May 22, 2004, as prepared by Howell Valuation Service; (ii) that certain Thunder Mountain Project –Payette National Forest-Reclamation of Lands to be Acquired,  (finalized and recommended on 7/18/05 and approved by the Regional Environmental Engineer on 7/19/05) prepared by Payette National Forest; as well as the  books and records of Seller and state and local government agencies as to the Subject Property and the Assets. Buyer accepts the Subject Property “as is”.

4.7

Inspection of Books and Records. Seller has afforded Purchaser and its agents full access, during normal business hours, to all properties books, records and corporate documents pertaining to the Assets and Subject Property as has been requested by the Purchaser. Purchaser has also reviewed such TMG’s filings on the U.S. Securities and Exchange Commission website (via EDGAR).

4.8.

Governmental Approval. Purchaser has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Purchaser to conduct its business on the Subject Property.  All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement and all such permits, licenses, order or approvals, to the extent transferable, are transferable to Seller.  No approval or authorization of or filing with any governmental authority on the part of Purchaser is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

V.

Inspection and Acceptance by Purchaser

Purchaser acknowledges that it has examined and inspected the Assets purchased hereunder, listed on Exhibit “A” hereto and accept them in their present condition and by so doing acknowledges that it is acceptable to the Purchaser and fit for its intended use. Purchaser acknowledges that it and its agents have had full access, during normal business hours, to all properties books, records and corporate documents pertaining to Seller's business.

VI.

Indemnification

TPL hereby agrees to indemnify and hold DEWEY MINING, TMG and the officers, directors, shareholders of  TMG, harmless from and against the following:

(a)

 Any and all claims, losses, liabilities or damages (collectively "Claims") relating to:

(i)

any introduction, release, use or storage of Hazardous Materials on the Subject Property by TPL or its employees, agents or contractors;

(ii)

any responsibility for the cleanup and removal of (or the failure to clean up and remove) the existing and known Hazardous Substances and other material and debris from the Subject Property as described in that certain Thunder Mountain Project –Payette National Forest-Reclamation of Lands to be Acquired,  (finalized and recommended on 7/18/05 and approved by the Regional Environmental Engineer on 7/19/05) prepared by Payette National Forest, plus any component of the Dewey Mining properties including the mill and associated ancillary facilities such as tailings disposal area, fuel storage tank farm, lab, maintenance building, Dewey camp, ore stockpiles, pit and waste rock dumps, etc.

(b)

TPL releases TMG from any Claims that TPL might have against DEWEY MINING and/or TMG based on the introduction, release, use, or storage of any Hazardous Materials on the Property, including any right to seek contribution from DEWEY MINING and/or TMG under any local, state of federal law or regulation relating to the environment.

(c)

The indemnity and release set forth above shall apply to TMG, the officers, directors, shareholders and employees of TMG, and shall be construed broadly to cover Claims of all types, including Claims based on state, federal, and common law and Claims asserted by third parties, including creditors of DEWEY MINING and/or TMG, and shall include all costs and expenses of suits, actions, preceedings, demands, assessments, or judgments, including reasonable attorney fees incident to any of the foregoing.

The foregoing indemnification provisions are in addition to and not in derogation of any other indemnification provisions as set forth in that certain “Agreement Regarding Termination of Prior Contracts, Release and Indemnification”, effective August 16, 2005, by and among TMG, DEWEY MINING, and TPL, which are hereby incorporated by reference herein.

VII.

Seller's Conditions to Closing

All obligations of  Seller under this Agreement are subject to the fulfillment at the Closing of each of the following conditions:

(a)

Purchaser shall have satisfied its covenants set forth herein and shall not have breached any provisions of this Agreement.

(b)

The representations and warranties of Purchaser set forth in Article III hereof will be true and correct in all material respects at and as of the Closing Date and as of the date of this Agreement, as applicable, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

(c)

Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(d)

The Trust for Public Land’s directors and Trustees shall have approved the purchase of the Assets pursuant to the terms and conditions of this Agreement; and

(e)

On the Closing Date, Purchaser will have delivered to Seller:

(i)

immediately available funds in the amount of at least  five million, five hundred thousand dollars ($5,500,000);

(ii)

such other certificates, documents and instruments as Seller reasonably requests related to the transactions contemplated hereby.

(f)

The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any of the terms, conditions or provisions of any agreement, contract or commitment to which Purchaser is not also a party which is material to the business or properties of Seller as a whole or constitute a material default thereunder or give to the others any material right of termination, cancellation or acceleration thereunder, or otherwise require any approval which has not been obtained;

(g)

Purchaser has made no sale or other disposition of any of the Assets.

(h)

Secretary's Certificate. Seller shall have received copies of the following, in each case certified as of the Closing Date by the Secretary of Purchaser:

(i)

The resolutions of the Board of Directors, Trustees, and Members of Purchaser authorizing the execution, delivery and performance of this Agreement, which resolutions shall be in effect as of the Closing Date;

(ii)

The Trust Agreement of Purchaser in effect as of the Closing Date; and

(iii)

The signature and incumbency of the officers and Trustees of Purchaser authorized to execute and deliver this Agreement, in effect as of the Closing Date.

(i)

Ratification of this Agreement and transactions contemplated therein,  by the Shareholders of Seller; and,

(j)

Payment of all assessments and filing costs of the Bureau of Land Management in connection with the Subject Property, no later than August 31, 2005.

VIII.

Purchaser's Conditions to Closing

.

All obligations of Purchaser under this Agreement are subject to the fulfillment at the Closing of each of the following conditions:

(a)

All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date, and Seller shall have fulfilled all of its covenants and agreements hereunder;

(b)

Seller shall have fully performed and complied with all commitments and conditions hereunder up to the Closing Date;

(c)

Seller has taken all requisite corporate action to approve this Agreement and the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, subject to the ratification by Shareholders of Seller;

(d)

Seller’s Board of Directors have or will have taken all requisite corporate action to approve this Agreement and the transactions contemplated hereby;

(e)

The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any of the terms, conditions or provisions of any agreement, contract or commitment to which Purchaser is not also a party which is material to the business or properties of Seller as a whole or constitute a material default thereunder or give to the others any material right of termination, cancellation or acceleration thereunder, or otherwise require any approval which has not been obtained;

(f)

Seller shall have made no sale or other disposition of any of the Assets and shall have maintained and repaired consistent with past practices the purchased assets and shall not have permitted or allowed any of the purchased assets to be or become and remain subject to any pledge, lien, security interest or other encumbrance of any kind.

(g)

Seller has afforded Purchaser and its agents full access, during normal business hours, to all properties books, records and corporate documents pertaining to the Assets and Subject Property as has been requested by the Purchaser.

(h)

Seller shall have satisfied its covenants set forth herein and shall not have breached any provisions of this Agreement.

(i)

The Seller shall execute and deliver to Purchaser the Bill of Sale and Mineral Deed.

(j)

Secretary's Certificate.  Purchaser shall have received copies of the following, in each case certified as of the Closing Date by the Secretary of Seller:

(i)

The resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement;

(ii)

The bylaws of Seller in effect as of the Closing Date; and

(iii)

The signature and incumbency of the officers of Seller authorized to execute and deliver this Agreement.

IX.

Transfer of Possession of the Assets/Closing

The transfer of the possession of the Assets from Seller to Purchaser shall occur on the Closing for the consummation of the transactions contemplated by this Agreement shall unless another date or place is agreed to in writing by the parties hereto, take place at the offices of AmeriTitle of Cascade, Idaho, telephone (208) 382-4206, or such other third party, or, with the parties consent, via Federal Express or other courier services, on the date which shall be no later than August 31, 2005. At the Closing, all steps shall be taken and documents and instruments delivered which are necessary or desirable to consummate the transactions provided for herein. Risk of loss, and profit, shall remain with Seller until 9 a.m., Mountain Standard Time, at the Closing Date. Risk of destruction or impairment of any of the subject assets covered by this Agreement shall likewise pass as of such date and time. All representations, warranties, agreements, covenants and obligations herein shall be deemed to have been relied upon by the other party and shall survive the closing regardless of any investigation by either party and shall not merge in the performance of any obligation by any party hereto.

X.

Survival of Representations, Warranties and Agreements.

The representations, warranties and agreements and covenants of the Seller and the Purchaser contained in this Agreement shall not be discharged or dissolved upon, but shall survive, the Closing.

XI.

Fees and Expenses

Purchaser shall bear all expenses, costs, and fees in connection with the negotiation and consummation of the transactions contemplated by this Agreement, including all closing, escrow, Bureau of Land Management filing fees, and other costs. Both parties are represented by counsel in this proposed transaction: Purchaser represents and acknowledges that Charles A. Cleveland was requested by Seller to act as the attorney for Seller in this transaction. Seller represents and acknowledges that Thomas  E. Tyner was requested by Purchaser to act as the attorney for Purchaser in this transaction.

XII.

Payment of Taxes

Purchaser will pay to the United States, and foreign jurisdiction, and the applicable States or localities, or taxing authorities, any sales, use, property,  business and occupation, excise and other taxes arising by reason of the sale of the assets. Such taxes to be reported on and paid after closing in accordance with the respective jurisdiction. Seller will pay to the United States and applicable State or Localities, all income taxes.

XIII.

No Solicitation

Seller and each Director, Officer, and Shareholder of Thunder Mountain Gold, Inc. will not (nor will it permit any agent or affiliate to) solicit, initiate or encourage any Acquisition Proposal or furnish any information to, or cooperate with, any person, corporation, firm or other entity with respect to an Acquisition Proposal. As used herein "Acquisition Proposal" means a proposal for the acquisition of  the Assets or Subject Property other than this Agreement.

XIV.

Benefit.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and/or legal representatives. This Agreement shall not be assignable by the Parties without the prior written approval of the other Parties, which approval will not be unreasonably withheld.

XV.

Notices.

All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class, postage pre-paid, to:

If to SELLER, to:

Thunder Mountain Gold, Inc.

1239 Parkview Drive

Elko, Nevada 89801

Attn: Jim Collord

Tel: (775) 738-9826

Fax: (775) 738-3582

and to:

Charles A. Cleveland

Suite 304 Rock Pointe Center

1212  North Washington

Spokane, WA 99201-2401

Tel: (509) 326-1029

Fax: (509) 326-1872

If to PURCHASER to:

The Trust for Public Land

Rocky Mountain Program Office

409 East Palace Avenue

Santa Fe , NM 87501

Helena, Montana 59624

Attn: Eric R. Love

and to:

Thomas E. Tyner

Regional Counsel

The Trust for Public Land

1011 Western Avenue, Suite 605

Seattle, Washington  98104

Tel: (206) 587-2447

Fax: (206) 382-3414

XVI.

Miscellaneous Provisions

16.1

Insurance.  Purchaser agrees to maintain environmental, fire and other casualty insurance upon the assets to be purchased by Purchaser herein from the date of closing and shall bear the risk of any loss thereof until said date.

16.2

Additional Documents.  The parties hereto agree to execute any further agreements, documents, affidavits or assurances as maybe necessary to consummate and give full force and effect to the terms of this Agreement.

16.3

Performance.  Seller acknowledges the right of Purchaser to specific performance under this Agreement.

16.4

Maintenance of  Subject Property. Subsequent to Closing, Purchaser shall bear all costs and expenses in connection with the filing, maintenance, and protection of mineral rights and reclamation costs and fees, environmental “clean-up” costs associated with and/or connected with the Assets and/or the Subject Property acquired pursuant to this Agreement.

16.5

Reporting Obligations.  Nothing herein shall prevent either TPL, TMG, or Dewey  Mining from providing any appropriate documentation, including this Agreement, to any government agency or any of their shareholders in order to fulfill the reporting obligations under the Internal Revenue Code, the Securities Exchange Act of 1934, or obligations under the Business Corporation Act of Idaho.

16.6.

No Broker's Commission.  Each party represents to the other that it has not used a broker in connection with this Agreement or the transaction contemplated by this Agreement.  In the event any person asserts a claim for a broker's commission or finder's fee against one of the parties to this Agreement, the party against whom the claim is asserted will indemnify and hold the other party harmless from said claim.

16.7

Assignment of Buyer's Interest.  The parties hereto agree that the Buyer may assign its interest in this Agreement to an organization or entity that is a qualified organization at the time of transfer under Section 170(h) of the Code, and the applicable regulations promulgated thereunder. No assignment shall relieve either the Assignor or the Assignee from its duties and obligations herein.

16.8

Mutual Releases.

(a)

To the extent not inconsistent with the indemnification provisions herein, TPL hereby agrees to indemnify and hold harmless, TMG and the officers, directors, and shareholders of TMG, from actions against them by TPL in any future action that may arise from reclamation activities and/or environmental clean up of the Subject  Property by TPL or successors to the Subject Property, and;

(b)

To the extent not inconsistent with the indemnification provisions herein, TMG and the officers and directors of TMG, hereby agree to indemnify and hold harmless TPL, its officers and directors harmless from actions against them by  TMG in any future action that may arise from reclamation activities and/or environmental clean up of  the Subject Property by TPL or successor owners of  the Subject Property.

XVII.

Venue and Jurisdiction

It is agreed by the parties hereto that this Agreement, including its interpretation and its performance, and all proceedings hereunder be construed in accordance with the laws of the state of Nevada and in any action or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the state of Nevada shall be applicable and controlling. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Purchaser and Seller (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, of Seller and Purchaser), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, breach of duty of good faith and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of  Idaho Law.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. The Superior Court for Carson County, State of Nevada, shall have jurisdiction to enforce any arbitration award. If any action is brought upon this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, together with costs of suit.  In any action herein Seller waives personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to Seller at the address set forth in section XV.

XVIII.

Events of Default

Time is of the essence of this Agreement; and an "Event of Default" exists if any of the following occurs and is continuing:

(a)

Principal Payments -- Purchaser fails to make any payment when due (whether at maturity, by reason of acceleration or otherwise), or thereon when due;

(b)

Covenant Defaults -- Seller or Purchaser fails to perform or observe any covenant or any other material provision of this Agreement or Schedules or Exhibits attached hererto; or,

(c)

Representation and Warranties -- Seller or Purchaser has made any representation or warranty in, or in connection with this Agreement or the or Schedules or Exhibits attached hererto which is false or misleading in any material respect.

shall constitute Events of Default and shall give rise to the rights of  Seller or Purchaser (as the case may be) described in Section  XIX, unless otherwise provided by specific remedy elsewhere in this Agreement.

XIX.

Rights of Seller Upon Default.

Upon the occurrence of any of the events of default described in Section XVIII the nondefaulting party may, in its discretion, do any one or more of the following:

(a)

Terminate this Agreement upon five days' written notice to the defaulting party.

(b)

In any action brought in any court, the non-defaulting party or any assignee of the non-defaulting party, the rights and remedies of the non-defaulting party may be enforced successively or concurrently and the adoption of one or more rights or remedies shall not operate to prevent the non-defaulting party from electing any other or further remedy given to the non-defaulting party  under this Agreement or by law or at equity.

(c)

non-defaulting party can retain all amounts paid or withhold payments due pursuant to this Agreement.

XX.

Waiver/Cancellation

No waiver of any of the terms or conditions of this Agreement shall be binding or effective for any purpose unless expressed in writing and executed by the party giving the same. This Agreement hereby cancels and terminates the following agreements: (i) that certain Option Agreement, dated July 14, 2000, between Thunder Mountain Gold, an Idaho corporation, Dewey Mining Co., Inc., an Idaho corporation, and The Trust For Public Land, a California nonprofit public benefit corporation, as first amended on April 25, 2003 and as second amended on January 29, 2003 (collectively all of the foregoing are referred to as the “Option Agreement); Purchaser releases Seller from any and all liability connected to, associated with, contingent or derived from the Option Agreement.

EXHIBIT A

Parcel A
Buffalo Lode Mining Claim, approximately Section 20, Township 19 North, Range 11 East
Survey #2014; Mining Patent #43651

Parcel B
Hawkeye and Hawkeye Fraction in Section 28, Township 19 North, Range 11 East
Survey #2300; Mining Patent #47125

Parcel C
Elk Group (Elk, Crown, Burley) in SW1/4 NE1/4 Section 29, Township 19 North, Range 11 East
Survey #2301; Mining Patent #6872

Parcel D
Bullion Lode Mining Claim in Section 31, Township 19 North, Range 11 East
Survey #3524; Mining Patent #1226264

Parcel E
Dewey Group Mining Claims (Black Cat, Coal Pit Fraction, Equinox, Fraction, Gold Bug, Golden Reef, Golden Treasure, Goldie, Gravel Point, Parker, Poormans Treasure, Roosevelt) in Sections 20 and 29, Township 19 North, Range 11 East ;
Survey #1988; Mining Patent #43496

Parcel F
Holcomb Group (Fools Hen, UP Fraction, Magnolia, Hillside, Rams Horn, Yellow Hammer, Kitty Burton, Yellow Kitty Fraction); Vandal, Viking, Oro Grande, Yellow Metal; Louise Fraction;Survey #2292; Mining Patent #46866

NP Lode; Survey #2395; Mining Patent #144742

Manhattan; Survey #2394; Mining Patent #156402

Golden Eagle; Survey #2289; Mining Patent #46885

Dixie; Survey #2393; Mining Patent #156403

The above mining claims in Sections 19, 20, 29 and 30, Township 19 North, Range 11 East

Parcel G
Moonshine, Bonita, King Tut, Marjorie, Gem, Sunshine, Gold Bug, Giant; Sections 20, 21, 28 and 29, Township 19 North, Range 11 East; Survey #3523; Mining Patent #1226265

EXHIBIT "B"

EXHIBIT "C"

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that THUNDER MOUNTAIN GOLD, an Idaho corporation and DEWEY MINING CO., INC., an Idaho Company (collectively "Seller"), in consideration of the sum of One dollar $1.00 and other good and valuable consideration, to Seller in hand paid by THE TRUST FOR PUBLIC LAND, a California nonprofit public benefit corporation ("Purchaser") the receipt whereof is hereby acknowledged, have granted, bargained, sold, conveyed, transferred, and delivered and by these presents do bargain, sell, grant, convey, transfer, and deliver unto the Purchaser all of Seller's right, title and interest in the goods and chattels:

To have and to hold the same unto Purchaser, their heirs, executors, affiliates, administrators, legal representatives and assigns forever.

And Seller does for itself, its officers, directors, affiliates, subsidiaries, administrators and assigns, covenant and agree with Purchaser to warrant and defend title to the assets hereby sold unto Purchaser, its executors, affiliates, subsidiaries, administrators, officers, directors, and assigns against all and every person and persons whomsoever.

And Seller does for itself, its administrators and assigns, warrant and represent to Purchaser that the title conveyed is good, its transfer is rightful; and the goods are, have been, or shall be delivered from any security interest or other lien or encumbrance.

In Witness whereof, this Bill of Sale is effective this      day of

, 2005.

 EXHIBIT "D"

MINERAL DEED

KNOW ALL MEN BY THESE PRESENTS: That DEWEY MINING CO., INC., an Idaho corporation, for and in consideration of the sum of  one dollar ( $1.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, does herby grants, bargains, sells, conveys, quit claims, transfers, assigns and deliver unto THE TRUST FOR PUBLIC LAND, a California nonprofit public benefit corporation, together with an undivided interest in and all oil coal, lead, zinc, gold, silver, uranium, thorium, and any other fissionable materials associated with fissionable materials, and mercury, sulphur, oil, gas, casinghead gas, or other hydrocarbons, and any other mineral ore or mineral property that may be in, under, on or that may be produced from the following described lands situated in the County of  Valley, State of Idaho to-wit;

SEE SCHEDULE “1”, attached hereto and incorporated by reference herein

Schedule 1

THUNDER MOUNTAIN DISTRICT
T19N, R10 & 11E, T18N, R10 & 11E
VALLEY COUNTY, IDAHO

1. Owner: Thunder Mountain Gold, Inc., 3605 E. 16th Avenue, Spokane, WA 99223

Unpatented Lode Mining Claims

Claim	Drawer/Book	Document #/Page #	BLM # (IMC)
KC 1-12	1	77107-77118	28080-28091
KC 14	1	77120	28093
KC 16	1	77122	28095
KC 18	1	77124	28097
KC 20	1	77126	28099
KC 22	1	77128	28101
KC 25	1	77932	28104
KC 27-36	1	77934-77943	28106-28115
KC 37	1	86528	28116
KC 37 Fraction	1	86529	28117
KC 38-47	1	86530-86539	28118-28127
KC 48-57	1	79587-79596	28128-28137
KC 59	1	79598	28139
KC 61	1	79600	28141
KC 63	1	79602	28143
KC 71	1	86540	28149
KC 72	1	80282	28151
Tekoa	11	560	17872
Lena	7	350 (14966)	28154
Marie	5	367 (9522)	28155
Bull 1-16	1	79624-79639	26473 - 26488
TML 1	1	121073	74498
TML 3	1	121075	74500
TML 5	1	121077	74502
TML 7	1	121079	74504
TML 9	1	121081	74506
TML 11	1	121083	74508
TML 13	1	121085	74510
TML 15	1	121087	74512
TML 17	1	121089	74514
TML 19	1	121089	74516
TMR 1-5	1	121395-121399	74801-74805
TMR 7-12	1	121401-121406	74807-74812
TMR 14-20	1	121408-121414	74814-74820
TMR 29-35	1	121423-121429	74829-74835
TMR 60-70	1	121454-121464	74860-74870
TMR 77-87	1	121471-121481	74877-74887
TMR 91-101	1	121485-121495	74891-74901

TMR 104-113	1	121498-121507	74904-74913
TMR 115-123	1	121509-121517	74915-74923
TMR 125-127	1	121519-121521	74925-74927
TMR 129-132	1	121523-121526	74929-74932
TMA 1-7	1	121048-121054	74098-74104
TMA 9-10	1	121055-121056	74641-74642
TMA 65	1	121063	74649

2. Owner: Dewey Mining Company, P.O. Box 5405, Boise, Idaho 83705

Unpatented Lode Mining Claims

Claim	Drawer/Book	Document #/Page #	BLM # (IMC)
Howard 1-7	1	131533- 131539	89119-89125
KW 63	1	79213	17850
KW 64	1	79217	17851
KW 66	1	79219	17852
KW 68	1	79221	17853
KW 70-72	1	79222-79224	17854-17856
KW 103-107	1	79225-79229	17857-17861
Pay Boy	13	593	17867
Black Pine	7	562	17880
Black Pine 1	7	561	17881
CD 78	1	79897	17862
CD 117-120	1	79898-29900	17863-17866
Harrington	7	334	17868
Harrington 1	7	335	17869
Harrington 2	17/11	651/336	17870
Ruth	11	562	17877
Pinion	11	561	17871
Jumbo	11	112	17874
Jumbo 1	11	113	17876
Snow Ball	11	114	17873
Bonanza	7	563	17879
Sunnyslope	9	255	17875
Bullion	9	254	17884

(Safety Creek Area)

Claim	Drawer/Book	Document #/Page #	BLM # (IMC)
Forward Pass 1-8	1	69001-69008	17904-17911
Idaho Rand 1-6	14	306-311 (69130-69135)	17888-17893
Black Pole Point 1	1	69014	17916
Black Pole Point 2	1	69015	17917
Bold Ruler 1-6	1	68995-69000	17898-17903
Count Fleet 1-4	1	69122-69125	17912-17915
Crater 1-4	14	312-315 (69126-69129)	17894-17897
Dancer's Image 1-5	1	69009-69013	17918-17922

299659
9-1-05
3:36
15.00

QUIT CLAIM DEED

(SEE ATTACHED SCHEDULE 1, ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN)

SUBJECT TO: Reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

SUBJECT TO: Easements, reservations, restrictions, and covenants of record

SUBJECT TO: Rights or claims of parties in possession, and not of record in the public records; liens for labor, services or material or claims to same which are not of record in said records.

SUBJECT TO: Any roadway or easement, similar or dissimilar, on, under, over or across said property, or any part thereof and not or record in said records.

SUBJECT TO: Any titles or rights asserted by anyone, including but not limited to persons, corporations, governments, or other entities, to tidelands, or lands comprising the shores or bottoms of navigable rivers, lakes, bays, ocean or gulf, or lands beyond the line of the harbor or bulkhead lines as established or changed by the United States Government or riparian rights, in any.

WITNESS hand this 1st day of September, 2005

GRANTOR:

THUNDER MOUNTAIN GOLD, INC.

By: ____________________
Title: President

STATE OF IDAHO)
) ss.
County of Valley)

ON THIS 1st day of September, 2005, before me, the undersigned, a Notary Public in and for the State of Idaho, Duly commissioned and sworn, personally appeared E. James Collord, to me known to be the person that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said person, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

Schedule 1

THUNDER MOUNTAIN DISTRICT
T19N, R10 & 11E, T18N, R10 & 11E
VALLEY COUNTY, IDAHO

1. Owner: Thunder Mountain Gold, Inc., 3605 E. 16th Avenue, Spokane, WA 99223

Unpatented Lode Mining Claims

Claim	Drawer/Book	Document #/Page #	BLM # (IMC)
KC 1-12	1	77107-77118	28080-28091
KC 14	1	77120	28093
KC 16	1	77122	28095
KC 18	1	77124	28097
KC 20	1	77126	28099
KC 22	1	77128	28101
KC 25	1	77932	28104
KC 27-36	1	77934-77943	28106-28115
KC 37	1	86528	28116
KC 37 Fraction	1	86529	28117
KC 38-47	1	86530-86539	28118-28127
KC 48-57	1	79587-79596	28128-28137
KC 59	1	79598	28139
KC 61	1	79600	28141
KC 63	1	79602	28143
KC 71	1	86540	28149
KC 72	1	80282	28151
Tekoa	11	560	17872
Lena	7	350 (14966)	28154
Marie	5	367 (9522)	28155
Bull 1-16	1	79624-79639	26473 - 26488
TML 1	1	121073	74498
TML 3	1	121075	74500
TML 5	1	121077	74502
TML 7	1	121079	74504
TML 9	1	121081	74506
TML 11	1	121083	74508
TML 13	1	121085	74510
TML 15	1	121087	74512
TML 17	1	121089	74514
TML 19	1	121089	74516
TMR 1-5	1	121395-121399	74801-74805
TMR 7-12	1	121401-121406	74807-74812
TMR 14-20	1	121408-121414	74814-74820
TMR 29-35	1	121423-121429	74829-74835
TMR 60-70	1	121454-121464	74860-74870
TMR 77-87	1	121471-121481	74877-74887
TMR 91-101	1	121485-121495	74891-74901

EXHIBIT "E"

QUIT CLAIM DEED

THE GRANTOR, DEWEY MINING CO., INC., an Idaho corporation, for and in consideration of the sum of one dollar ( $1.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, does herby convey and quit claim unto THE TRUST FOR PUBLIC LAND, a California nonprofit public benefit corporation, the following described real estate, situated in the County of Valley, State of Idaho, together with all acquired title of the Grantor therein:

SEE SCHEDULE “2”, attached hereto and incorporated by reference herein

Schedule 2

Commitment No. AMT0575-00

Parcel A
Buffalo Lode Mining Claim, approximately Section 20, Township 19 North, Range 11 East
Survey #2014; Mining Patent #43651

Parcel B
Hawkeye and Hawkeye Fraction in Section 28, Township 19 North, Range 11 East
Survey #2300; Mining Patent #47125

Parcel C
Elk Group (Elk, Crown, Burley) in SW1/4 NE1/4 Section 29, Township 19 North, Range 11 East
Survey #2301; Mining Patent #6872

Parcel D
Bullion Lode Mining Claim in Section 31, Township 19 North, Range 11 East
Survey #3524; Mining Patent #1226264

Parcel E
Dewey Group Mining Claims (Black Cat, Coal Pit Fraction, Equinox, Fraction, Gold Bug, Golden Reef, Golden Treasure, Goldie, Gravel Point, Parker, Poormans Treasure, Roosevelt) in Sections 20 and 29, Township 19 North, Range 11 East ; Survey #1988; Mining Patent #43496

Parcel F
Holcomb Group (Fools Hen, UP Fraction, Magnolia, Hillside, Rams Horn, Yellow Hammer, Kitty Burton, Yellow Kitty Fraction); Vandal, Viking, Oro Grande, Yellow Metal; Louise Fraction;Survey #2292; Mining Patent #46866

NP Lode; Survey #2395; Mining Patent #144742

Manhattan; Survey #2394; Mining Patent #156402

Golden Eagle; Survey #2289; Mining Patent #46885

Dixie; Survey #2393; Mining Patent #156403

The above mining claims in Sections 19, 20, 29 and 30, Township 19 North, Range 11 East

Parcel G
Moonshine, Bonita, King Tut, Marjorie, Gem, Sunshine, Gold Bug, Giant; Sections 20, 21, 28 and 29, Township 19 North, Range 11 East; Survey #3523; Mining Patent #1226265

2996600
9-1-05
3:38
6.00

QUIT CLAIM DEED

Black Horse; Section 20, Township 19 North, Range 11 East; Survey #2004; Mining Patent #240274

SUBJECT TO: Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

SUBJECT TO: Easements, Restrictions, and Covenants of Record.

SUBJECT TO: Rights or claims of parties in possession, and not of record in the public records; liens for labor, services or material or claims to same which are not of record in said records.

SUBJECT TO: Any roadway or easement, similar or dissimilar, on, under, over or across said property, or any part thereof and not or record in said records.

SUBJECT TO: Any titles or rights asserted by anyone, including but not limited to persons, corporations, governments, or other entities, to tidelands, or lands comprising the shores or bottoms of navigable rivers, lakes, bays, ocean or gulf, or lands beyond the line of the harbor or bulkhead lines as established or changed by the United States Government or riparian rights, in any.

WITNESS hand this 1st day of September, 2005

GRANTORS:

DEWEY MINING CO., INC.

By: ____________________

Title: President

STATE OF IDAHO)
) ss.
County of Valley)

ON THIS 1st day of September, 2005, before me, the undersigned, a Notary Public in and for the State of Idaho, Duly commissioned and sworn, personally appeared E. James Collord, to me known to be the person that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said person, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

299662
9-1-05

WARRANTY DEED

(SEE ATTACHED EXHIBIT A, INCORPORATED BY REFERENCE HEREIN)

SUBJECT TO: Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

SUBJECT TO: Easements, reservations, restrictions, and covenants of record

SUBJECT TO: Rights or claims of parties in possession, and not of record in the public records; liens for labor, services or material or claims to same which are not of record in said records.

SUBJECT TO: Any roadway or easement, similar or dissimilar, on, under, over or across said property, or any part thereof and not or record in said records.

SUBJECT TO: Any titles or rights asserted by anyone, including but not limited to persons, corporations, governments, or other entities, to tidelands, or lands comprising the shores or bottoms of navigable rivers, lakes, bays, ocean or gulf, or lands beyond the line of the harbor or bulkhead lines as established or changed by the United States Government or riparian rights, in any.

WITNESS hand this 1st day of Sept, 2005

GRANTOR:

THUNDER MOUNTAIN GOLD, INC.

By: [signature]
Title: President

STATE OF IDAHO)
) ss.
County of Valley)

ON THIS 1st day of September, 2005, before me, the undersigned, a Notary Public in and for the State of Idaho, Duly commissioned and sworn, personally appeared E. James Collord, to me known to be the person that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said person, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

WITNESS MY HAND AND OFFICIAL SEAL the day and year first above written.